Ministry of Finance	Mailing Address:	Location:
Corporate and Personal	PO BOX 9431 Stn Prov Govt.	2nd Floor - 940 Blanshard St.
Property Registries	Victoria BC V8W 9V3	Victoria BC
www.corporateonline.gov.bc.ca		250 356-8626

Notice of Articles BUSINESS CORPORATIONS ACT	CERTIFIED COPY Of a Document filed with the Province of British Columbia Registrar of Companies

RON TOWNSHEND August 17, 2006

This Notice of Articles was issued by the Registration on: August 17, 2006 09:51 AM Pacific Time

Incorporation Number            BC0312561

Recognition Date: Incorporated on July 28, 1986

NOTICE OF ARTICLES

Name of Company: NICHOLAS FINANCIAL, INC.

REGISTERED OFFICE INFORMATION Mailing Address: 17TH FLOOR, 1750 - 1185 WEST GEORGIA ST. VANCOUVER BC V6E 4E6 CANADA	Delivery Address: 17TH FLOOR, 1750 - 1185 WEST GEORGIA ST. VANCOUVER BC V6E 4E6 CANADA

RECORDS OFFICE INFORMATION Mailing Address: 17TH FLOOR, 1750 - 1185 WEST GEORGIA ST. VANCOUVER BC V6E 4E6 CANADA	Delivery Address: 17TH FLOOR, 1750 - 1185 WEST GEORGIA ST. VANCOUVER BC V6E 4E6 CANADA

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DIRECTOR INFORMATION
Last Name, First Name, Middle Name: BRAGIN, STEPHEN
Mailing Address: 13 BELFOREST DR BELLAIR BLUFF FL 33770 USA	Delivery Address: 13 BELFOREST DR BELLAIR BLUFF FL 33770 USA

Last Name, First Name, Middle Name: FINKENBRINK, RALPH T.

Mailing Address: 310 CYPRESS CREEK CIRCLE OLDSMAR FLORIDA USA 34677	Delivery Address: 310 CYPRESS CREEK CIRCLE OLDSMAR FLORIDA USA 34677

Last Name, First Name, Middle Name: NEAL, ALTON R.

Mailing Address: 2873 LA CONCHE DR CLEARWATER FL USA 33759 FULL NAME: CHARLES ALTON NEAL	Delivery Address: 2873 LA CONCHE DR CLEARWATER FL USA 33759 FULL NAME: CHARLES ALTON NEAL

Last Name, First Name, Middle Name: VOSOTAS, PETER L.

Mailing Address: 2489 SHADY OAK COURT CLEARWATER, FLORIDA U.S.A. 34621	Delivery Address: 2489 SHADY OAK COURT CLEARWATER, FLORIDA U.S.A. 34621

Last Name, First Name, Middle Name: Fink, Scott

Mailing Address: 3030 TURTLE BROOKE CLEARWATER FL 33761 UNITED STATES	Delivery Address: 3030 TURTLE BROOKE CLEARWATER FL 33761 UNITED STATES

Last Name, First Name, Middle Name: Luney, Percy

Mailing Address: 1134 BRANTLEY ESTATES DRIVE ALTAMONTE SPRINGS FL 32714 UNITED STATES	Delivery Address: 1134 BRANTLEY ESTATES DRIVE ALTAMONTE SPRINGS FL 32714 UNITED STATES

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PRE-EXISTING COMPANY PROVISIONS

The Pre-existing Company Provisions apply to this company.

RESOLUTION DATES:

Date(s) of Resolution(s) or Court Order(s) attaching or altering Special Rights and Restrictions attached to a class or a series of shares:

August 10, 2006

AUTHORIZED SHARE STRUCTURE

1. 50,000,000 Common Shares	Without Par Value

Without Special Rights or Restrictions attached

2. 5,000,000 Preference Shares	Without Par Value

With Special Rights or Restrictions attached

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